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                                   EXHIBIT 21

                        SUBSIDIARIES OF BIOMERICA, INC.


                                           Jurisdiction      Percentage of
                                                of           Stock Owned by
Name of Subsidiary                        Incorporation      Biomerica, Inc.
------------------                        -------------      ---------------


Allergy Immuno Technologies, Inc.            Delaware           73/5%

Lancer Orthodontics, Inc.                    California         29.9%